Exhibit 10(o).1

AMENDED SCHEDULE OF EXECUTIVE OFFICERS WHO HAVE EXECUTED A POST-TERMINATION AGREEMENT AND COVENANT NOT TO COMPETE IN THE FORM FILED AS EXHIBIT 10(p) TO THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2011 (this "Amended Schedule")
This Amended Schedule amends the Schedule of Executive Officers Who Have Executed a Post-Termination Agreement and Covenant Not to Compete that followed the form of Post-Termination Agreement and Covenant Not to Compete originally filed by Wal-Mart Stores, Inc. as Exhibit 10(p) to its Annual Report on Form 10-K for the year ended January 31, 2011, as filed on March 30, 2011 (the "Form Agreement"). This Amended Schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purpose of setting forth the details in which the specific agreements executed in the form of the Form Agreement differ from the Form Agreement, in particular to set forth the persons who, with Wal-Mart Stores, Inc., were parties to Post-Termination Agreements and Covenants Not to Compete in such form at January 31, 2015.

Executive Officer Who is a Party to such a Post-Termination Agreement and Covenant Not to Compete	Date of Agreement	Value of Restricted Stock Award Granted in Connection with Agreement
Neil M. Ashe	January 16, 2012	Not Applicable
Daniel J. Bartlett	May 16, 2013	Not Applicable
Rosalind G. Brewer	March 23, 2010	Not Applicable
M. Susan Chambers	March 15, 2010	$1,000,000
Rollin L. Ford	January 19, 2010	$1,000,000
Jeffrey J. Gearhart	June 11, 2013	$1,500,000
Charles M. Holley, Jr.	March 24, 2010	$1,000,000
C. Douglas McMillon	January 19, 2010	$2,000,000
Gregory Foran	July 23, 2014	Not Applicable
Steven P. Whaley	January 19, 2010	$300,000

In addition, certain terms of the Post-Termination Agreement and Covenant Not to Compete, dated January 16, 2012, between Wal-Mart Stores, Inc. and Neil M. Ashe differ from those of the Form Agreement as necessary to address certain laws of the jurisdiction in which Mr. Ashe resides.